UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2024

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Sandpointe Avenue, Suite 700, Santa Ana, California	92707-5759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (657) 335-3665

N/A

(Former name or former address, if changed since last report.)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	DCO	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

(a) On May 9, 2024 Ducommun Incorporated (the “Company”) entered into a key executive severance agreement (each, a “Key Executive Severance Agreement”) with each of the following executive officers (collectively, the “Executives”):

Name	Position
Stephen G. Oswald	Chairman, President and Chief Executive Officer
Suman B. Mookerji	Senior Vice President, Chief Financial Officer
Jerry L. Redondo	Senior Vice President, Senior Vice President, Electronics and Structural Systems
Rajiv A. Tata	Vice President, General Counsel and Corporate Secretary
Laureen S. Gonzalez	Vice President, Chief Human Resources Officer

The Key Executive Severance Agreements provide that if an Executive experiences a “qualifying termination of employment” (as defined in the applicable Key Executive Severance Agreement) at any time other than in connection with a “change in control” (as defined in the applicable Key Executive Severance Agreement) as described below, the Executive shall be entitled to receive (i) payment of the Executive’s annual base salary for a period of one year (two years in the case of Mr. Oswald) following such qualifying termination of employment, (ii) payment of an amount equal to the Executive’s target annual bonus under the Company’s bonus plan in effect during the year in which the qualifying termination of employment occurs, and (iii) continuation of benefits for a period of one year (two years in the case of Mr. Oswald).

The Key Executive Severance Agreements also provide that if an Executive experiences a qualifying termination of employment during the three months prior to or 24 months following the occurrence of a change in control (a “Change in Control Termination”), the Executive shall be entitled to receive (i) payment in a single lump sum of an amount equal to (x) two times the Executive’s annual base salary (two and one-half times in the case of Mr. Oswald) plus (y) two times the Executive’s target annual bonus (two and one-half times in the case of Mr. Oswald) under the Company’s bonus plan in effect during the year in which the change in control occurs and (ii) continuation of benefits for a period of two years (two and one-half years in the case of Mr. Oswald). The Key Executive Severance Agreements further provide that in the event of a Change in Control Termination, any then-outstanding (i) stock options become fully exercisable immediately, (ii) performance stock units become vested immediately based on the Company’s actual achievement with respect to performance-based vesting criteria for periods through the date of the qualifying termination of employment, and the target number of shares for periods after the date of the qualifying termination of employment, and (iii) restricted stock and restricted stock units vest immediately.

Item 1.02	Termination of a Material Definitive Agreement

(a) On May 9, 2024, Company terminated a key executive severance agreement (each, a “Prior Key Executive Severance Agreement”) with each of the following executive officers:

Name	Position	Date of Agreement
Stephen G. Oswald	Chairman, President and Chief Executive Officer	January 23, 2017
Suman B. Mookerji	Senior Vice President, Chief Financial Officer	May 2, 2018
Jerry L. Redondo	Senior Vice President, Senior Vice President, Electronics and Structural Systems	January 23, 2017
Rajiv A. Tata	Vice President, General Counsel and Corporate Secretary	January 24, 2020
Laureen S. Gonzalez	Vice President, Chief Human Resources Officer	September 20, 2022

The Prior Key Executive Severance Agreements were terminated as a condition to the Company entering into the Key Executive Severance Agreements described in Item 1.01(a) above.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Key Executive Severance Agreement dated May 9, 2024 between Ducommun Incorporated and Stephen G. Oswald

99.2	Form of Key Executive Severance Agreement between Ducommun Incorporated and each of its executive officers (except for Stephen G. Oswald).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED (Registrant)

Date: May 10, 2024	By:	/s/ Rajiv A. Tata
Rajiv A. Tata
Vice President, General Counsel & Corporate Secretary